UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2011

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry Into a Material Definitive Agreement.

On September 21, 2011, OPKO Health, Inc. (together with certain of its subsidiaries, the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Optos plc, a company incorporated in Scotland (“Optos”), and Optos Inc., a wholly-owned subsidiary of Optos (“Optos US” and together with Optos, the “Buyer”), pursuant to which the Company agreed to sell the Company’s ophthalmic instrumentation business to Optos for $17.5 million in cash at closing, plus future royalties ranging from 2.5% to 5% on instrumentation product sales commencing on the second anniversary of the closing up to a maximum aggregate royalty amount of $22.5 million. The Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The transaction has been approved by the Board of Directors of both companies and is expected to close in the fourth quarter of 2011, subject to approval of the shareholders of Optos and other customary closing conditions.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the actual Purchase Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

ITEM 7.01. Regulation FD Disclosure.

On September 22, 2011, the Company issued a press release announcing that it entered into the Agreement. The press release is furnished as Exhibit 99.1 hereto.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated September 22, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

September 22, 2011	By:	/s/ Rao Uppaluri

Name: Rao Uppaluri
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated September 22, 2011